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                                  EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Axcan Pharma Inc. on Form S-8 of our report dated November 21, 2001 to the shareholders of Axcan Pharma Inc., incorporated by reference in the Annual Report on Form 40-F for the year ended September 30, 2001, on the following financial statements:

>>       Consolidated balance sheets as at September 30, 2001 and 2000;

>> Consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended September 30, 2001.



/s/ Raymond Chabot Grant Thornton
General Partnership
Chartered Accountants
Montreal, Province of Quebec, Canada


August 9, 2002